                                                                      Exhibit 10

                              SEPARATION AGREEMENT



                  AGREEMENT made as of the 1st day of May, 1997 by and between NORTON MCNAUGHTON OF SQUIRE, INC., a New York corporation (the "Company"), and JAY GREENBERG ("Greenberg).

                              W I T N E S S E T H:

                  WHEREAS, Greenberg and the Company are parties to a certain Consulting Agreement dated January 19, 1996 with a termination date of October 31, 1997 (the "Consulting Agreement");

                  WHEREAS, the Board of Directors approved an extension to the Consulting Agreement from October 31, 1997 to and including October 31, 1999; and

                  WHEREAS, the parties have agreed to terminate the Consulting Agreement effective as of April 30, 1997, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Termination of Consulting Agreement. The Consulting Agreement shall terminate on April 30, 1997 (the "Termination Date"). The Company shall pay Greenberg $550,000 (the "Separation Payment") which shall be payable in one lump sum after seven days following the execution of this Agreement. Greenberg acknowledges and agrees that the Separation Payment exceeds any benefit to which Greenberg is otherwise entitled and shall constitute consideration for the release set forth in Section 6.1 of this Agreement (the "Release") and for the agreements set forth in Sections 7 and 8 of this Agreement. Greenberg also acknowledges and agrees that he owes the Company $50,000 in respect of a loan made by the Company to him on December 1, 1996, together with accrued interest of $1,241.67 through the date hereof, and that the Company shall deduct $51,241.67 from the Separation Payment in payment of such loan.

                  2. Medical Insurance. For the period commencing on the termination of the Consulting Agreement until the death of Greenberg, the Company agrees, at its expense, to provide Greenberg and Greenberg's wife and his children under age 20 or under age 24 if such children are full-time students with coverage under the medical plans of the Company on the same terms and conditions (including the same Company-paid portions) that coverage is generally available to employees of the Company. In the event that the Company is unable to provide the coverage set forth in the preceding sentence during any month as a result of (a) a change of law or regulation which restricts the provision of coverage for persons who are not employees the Company, (b) the failure by the Company's insurance carrier or plan to provide coverage for persons who are not employees of the Company or (C) a change in the cost of such coverage such that the cost to the Company to provide such coverage for any monthly period exceeds the amount set forth on Exhibit A hereto under the column labeled "Monthly Premium", the Company shall not be obligated to provide such coverage under its medical plans and shall reimburse Greenberg for any premiums paid by Greenberg for comparable medical coverage. Such reimbursement shall not exceed the amount set forth on Exhibit A hereto under the column labeled "Monthly Premium" for any monthly period.

                  3. Split Dollar Insurance. Notwithstanding Section 8 of the Split Dollar Agreement (the "Split Dollar Agreement") dated as of March 8, 1994 by and among the Company, Greenberg and Sanford Greenberg, as trustee of a trust established under a trust agreement between Jay Greenberg, as settlor, and Sanford Greenberg, as trustees, the Company agrees to continue to pay premiums on the Policy (as defined in the Split Dollar Agreement) until payment of the twentieth annual Policy premium, subject to the other terms and provisions of the Split Dollar Agreement.

                  4. Loan Forgiveness. In the event that, at any time prior to November 1, 1999, the Company agrees to forgive certain loans made to each of Sanford Greenberg, Howard Greenberg, Norton Sperling and Andrew Miller pursuant to each of their respective Third Amended and Restated Non-Negotiable Limited Recourse Promissory Notes dated March 27, 1995 and payable to the Company, the Company shall forgive the loan (the "Loan") made to Greenberg pursuant to his Third Amended and Restated Non-Negotiable Limited Recourse Promissory Note dated March 27, 1995 (the "Note") and payable to the Company.

                  5.       Registration Rights.

                  5.1 NOTICE TO GREENBERG. In the event that, at any time or from time to time, Norton McNaughton, Inc., a Delaware corporation (the "Parent"), proposes to register any shares of common stock (the "Common Stock"), under the Securities Act of 1933 (the "Securities Act") other than pursuant to a registration statement on Forms S-4 or S-8, or any successor to such Forms, for the purpose of the sale or other transfer of such shares of Common Stock by either Sanford Greenberg or Norton Sperling or both (the "Registration Shares"), the Parent shall deliver to Greenberg at least twenty (20) days prior to the filing of the registration statement with respect to the Registration Shares, a written notice (a "Registration Notice") of its intention so to register the Registration Shares.

                  5.2 NOTICE TO THE PARENT. In the event that a Registration Notice shall have been so delivered, Greenberg, at his election, may deliver to the Parent a written notice (a "Response") (I) specifying the number of shares of Common Stock (together with the Registration Shares, the "Supplemental Registration Shares") proposed to be sold or otherwise transferred by Greenberg,
(ii) describing the proposed manner of sale or other transfer thereof and (iii) requesting the registration thereof under the Securities Act; provided, however, that a Response shall be so delivered by Greenberg not more than fifteen (15) days after the date of delivery to Greenberg of a Registration Notice.

                  5.3 REGISTRATION OF SECURITIES. From and after receipt of a Response, the Parent shall use its reasonable best efforts to cause the Supplemental Registration Shares specified in such Response to be registered under the Securities Act and to effect and to comply with all such qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Supplemental Registration Shares, in the manner described in such Response, without limitation, qualifications under the applicable Blue Sky or other state securities laws (provided that the Parent shall not be required in connection therewith to qualify as a foreign corporation or to execute general consent to service of process in any state); provided, however, that if (I) in the case of an underwritten public offering of securities, the managing underwriter shall advise the Parent in writing that the inclusion of some or all of such Supplemental Registration Shares would, in such managing underwriter's opinion, materially interfere with the proposed distribution of any securities to be issued by the Parent in respect of which registration was originally to be effected or would materially interfere with the proposed distribution of all the Supplemental Registration Shares, then the Parent may, upon written notice to Greenberg, allocate the Supplemental Registration Shares to be included in the registration statement (if and to the extent such allocation is certified by the managing underwriter as necessary to eliminate such interference) pro rata among such holders on the basis of the number of shares of Common Stock at the time owned by such holders or (ii) any firm of counsel representing the Parent in connection with such registration shall advise the Parent and Greenberg in writing that in its opinion one or more of the steps contemplated hereby is not necessary to permit the sale of the Registration Shares in a transaction constituting a public offering within the meaning of the Securities Act, then the Parent shall not be required to take any action with respect to such step or steps.

                  6.       Release.

                  6.1 In consideration of the Separation Payment and the other benefits set forth in Sections 2, 3, 4 and 5 of this Agreement, Greenberg for himself and his heirs, administrators, successors and assigns releases the Company, the Parent, any of their subsidiary and affiliate corporations and entities, and its and their respective officers, directors and employees (collectively, the "Releasees"), from all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions and demands whatsoever, in law or equity, including, without limitation, all claims related to the Consulting Agreement and the termination thereof, and all claims and rights under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the New York State Human Rights Law, the New York City Human Rights Law, the Americans with Disabilities Act, the Civil Rights Act of 1866 (42 U.S.C. Section 1981), the Civil Rights Act of 1991, the Equal Pay Act, the Family and Medical Leave Act, the Fair Labor Standards Act and the Employee Retirement Income Security Act of 1974, all as amended, including, but not limited to, the right to the payment of wages, vacation, pension benefits or any other employee benefits, or any other rights arising under federal, state or local laws prohibiting discrimination and/or harassment on the basis of race, color, creed, religion, sex, pregnancy, marital status, sexual orientation, national origin, age, physical or mental handicap or disability, alienage/citizenship status or any other basis prohibited by law, which Greenberg ever had, now has or hereafter can, shall or may have against the Company, the Parent, the Releasees or any of them arising out of the Consulting Agreement, Greenberg's consultancy and/or employment with the Company and the termination thereof from the beginning of the world to the date of this Agreement, except for (I) any liability or claim arising out of this Agreement, including the Release, and (ii) any liability or claim related to the Loan and the Note (each, as defined in Section 4 of this Agreement) and to the Pledge Agreement dated as of November 5, 1993, as amended (the "Pledge Agreement"). Greenberg agrees never directly or indirectly to commence or prosecute, or assist in the filing, commencement or prosecution of any action, proceeding or charge against the Company, the Parent or any of the Releasees with respect to the matters hereby released.

                  6.2 The Company has advised Greenberg to consult with an attorney of his choosing prior to the signing of this Agreement, including the Release, and Greenberg hereby represents to the Company that he has been offered such an opportunity to consult with an attorney prior to this Agreement, including the execution of this Agreement, including the Release. Greenberg acknowledges that he was offered the opportunity to consider the waiver of claims under the Age Discrimination in Employment Act of 1967 for a period of twenty-one (21) days from the time that he received this Agreement, including the Release, and was advised to review it with an attorney of his choice. Greenberg is further advised that he has seven (7) days after he signs this Agreement to revoke the waiver of any claims under the Age Discrimination in Employment Act of 1967 by notifying the Company in writing. The release of any claims under the Age Discrimination in Employment Act of 1967 will not become effective or enforceable until the seven (7) day period has expired.

                  6.3 Greenberg expressly represents and warrants that he has carefully read and fully understands that the Release is a general release of all claims, including all claims under the Age Discrimination in Employment Act of 1967, that he has had a full opportunity to review this Release with an attorney and that he has executed this Release voluntarily, without duress, coercion or undue influence and with such advice from his attorney as appropriate.

                  6.4 The Company, the Parent and each of the Releasees release and discharge Greenberg and his heirs, executors, administrators, assigns or agents from any and all claims arising in connection with the Consulting Agreement and the termination thereof, which the Company and/or the Releasees ever had, now have or hereafter can, shall or may have against Greenberg for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, except for (I) any liability or claim arising out of this Agreement, including the Release, and (ii) any liability or claim related to the Loan and the Note (each, as defined in Section 4 of this Agreement) and the Pledge Agreement (as defined in Section 6.1 of this Agreement).

                  7.       Confidential Information.

                  7.1 Greenberg shall at all times treat as confidential, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential material (as hereinafter defined). Greenberg agrees that all confidential material, together with all notes and records of Greenberg relating thereto, and all copies or facsimiles thereof in the possession of Greenberg, are the exclusive property of the Company, and as of the

Termination Date, Greenberg shall have returned such material to the Company.

                  7.2 For the purposes hereof, the term "confidential material" shall mean all information acquired by Greenberg in the course of Greenberg's services with the Company, the Parent or any of their subsidiaries (including, without limitation, Norty's, Inc., a Delaware Corporation) (collectively, the "Company Group") in any way concerning the products, projects, activities, business or affairs of the Company or any member of the Company Group or the customers of the Company or any member of the Company Group, including, without limitation, all information concerning trade secrets and the preparation of raw material for, manufacture of, and/or finishing processes utilized in the production of, the products or projects of the Company or any member of the Company Group and/or any improvements therein, all sales and financial information concerning the Company or any member of the Company Group, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company or any member of the Company Group which is furnished to Greenberg by the Company or any of its employees (current or former), agents or customers, as such; provided, however, that the term "confidential material" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by Greenberg, (b) was available to Greenberg on a non-confidential basis prior to his consultancy with the Company or (C) becomes available to Greenberg on a non-confidential basis from a source other than the Company or any of its agents, franchisees, creditors, suppliers, lessors, lessees or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.


                  8. Non-Competition. Greenberg agrees, for the benefit of the Company, that he will not for a period of three (3) years commencing on the Termination Date, (a) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (I) five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) five percent (5%) of the ownership interest of any limited partnership or other entity) or otherwise, anywhere in the United States, in any activity or business venture which is in competition with the business then conducted by the Company or the Company Group, (b) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was an officer, employee or consultant of any member of the Company Group, either for his own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of a member of the Company Group, and Greenberg agrees not to employ, directly or indirectly, any person who was an officer or employee of any member of the Company Group or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of any member of the Company Group or (C) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any customer or prospective customer of any member of the Company Group, either for his own account or for any individual, firm or corporation.

                  9. Equitable Relief. In the event of a breach or threatened breach by Greenberg of any of the provisions of Sections 7 or 8 of this Agreement, Greenberg hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining Greenberg from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by Greenberg under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the Federal courts located in the Southern District of New York and the state courts located in such District for any proceedings under this Section 9. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

                  10. Successors and Assigns. Greenberg may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of Greenberg from receiving any benefits set forth in Sections 4 and 5 of this Agreement following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such benefits or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of the intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean the legal representative of Greenberg (in the event of his incompetency) or Greenberg's estate.

                  11. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to contracts to be performed entirely within such State.

                  12. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto.

                  13. Modification and Amendment; Waiver. The provisions of this Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

                  14. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, return receipt requested, as follows:

                  If to the Company:

                           Norton McNaughton of Squire, Inc.
                           463 Seventh Avenue
                           New York, New York 10018
                           Attention:  Chief Executive Officer
                           Telecopy No.:  (212) 563-2766
                           Telephone No.:  (212) 947-2960

                  If to Greenberg:

                           Jay Greenberg
                           33 Amber Lane
                           Oyster Bay Cove, New York 11771
                           Telephone No.:  (516) 624-9156

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

                  15. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                  16. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  17. Expenses. Each of the parties hereto shall bear his or its own costs and expenses, including attorneys' fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

                  18. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

                  19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                               *    *    *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                            NORTON MCNAUGHTON OF SQUIRE, INC.


                                            By:/s/ Sanford Greenberg
                                               ---------------------------------
                                               Title: Chief Executive Officer




                                               /s/ Jay Greenberg
                                               ---------------------------------
                                                   Jay Greenberg

                                                                       EXHIBIT A


                   MEDICAL INSURANCE PREMIUMS TO JAY GREENBERG
                    IF COMPANY IS UNABLE TO PROVIDE COVERAGE




              FISCAL PERIOD
     -------------------------------
     BEGINNING              ENDED                          ANNUAL                 MONTHLY
       MAY 1:              APRIL 30:                       PREMIUM                PREMIUM
     ---------             ---------                     ----------              ---------
        1997                 1998                         $6,500.00               $541.67
        1998                 1999                          6,825.00                568.75
        1999                 2000                          7,166.25                597.19
        2000                 2001                          7,524.56                627.05
        2001                 2002                          7,900.79                658.40
        2002                 2003                          8,295.83                691.32
        2003                 2004                          8,710.62                725.89
        2004                 2005                          9,146.15                762.18
        2005                 2006                          9,603.46                800.29
        2006                 2007                         10,083.63                840.30
        2007                 2008                         10,587.82                882.32
        2008                 2009                         11,117.21                926.43
        2009                 2010                         11,673.07                972.76
        2010                 2011                         12,256.72              1,021.39
        2011                 2012                         12,869.56              1,072.46
        2012                 2013                         13,513.03              1,126.09
        2013                 2014                         14,188.68              1,182.39
        2014                 2015                         14,898.12              1,241.51
        2015                 2016                         15,643.03              1,303.59
        2016                 2017                         16,425.18              1,368.76
        2017                 2018                         17,246.44              1,437.20
        2018                 2019                         18,108.76              1,509.06
        2019                 2020                         19,014.19              1,584.52
        2020                 2021                         19,964.90              1,663.74
        2021                 2022                         20,963.15              1,746.93
        2022                 2023                         22,011.31              1,834.28
        2023                 2024                         23,111.87              1,925.99
        2024                 2025                         24,267.47              2,022.29
        2025                 2026                         25,480.84              2,123.40
        2026                 2027                         26,754.88              2,229.57
        2027                 2028                         28,092.63              2,341.05
        2028                 2029                         29,497.26              2,458.10
        2029                 2030                         30,972.12              2,581.01
        2030                 2031                         32,520.73              2,710.06

              FISCAL PERIOD
     -------------------------------
     BEGINNING              ENDED                          ANNUAL                 MONTHLY
       MAY 1:              APRIL 30:                       PREMIUM                PREMIUM
     ---------             ---------                     ----------              ---------
        2031                 2032                         34,146.76              2,845.56
        2032                 2033                         35,854.10              2,987.84
        2033                 2034                         37,646.80              3,137.23
        2034                 2035                         39,529.15              3,294.10
        2035                 2036                         41,505.60              3,458.80
        2036                 2037                         43,580.88              3,631.74
        2037                 2038                         45,759.93              3,813.33
        2038                 2039                         48,047.92              4,003.99
        2039                 2040                         50,450.32              4,204.19
        2040                 2041                         52,972.84              4,414.40
        2041                 2042                         55,621.48              4,635.12
        2042                 2043                         58,402.55              4,866.88
        2043                 2044                         61,322.68              5,110.22
        2044                 2045                         64,388.81              5,365.73
        2045                 2046                         67,608.25              5,634.02
        2046                 2047                         70,988.67              5,915.72
        2047                 2048                         74,538.10              6,211.51
        2048                 2049                         78,265.00              6,522.08
        2049                 2050                         82,178.25              6,848.19
        2050                 2051                         86,287.17              7,190.60